Exhibit 99.1

Oncomed pharmaceuticals
ENDORSEMENT_LINE SACKPACK 000004
MR A SAMPLE
DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
C123456789
000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on [●], 2019.
Online
Go to www.envisionreports.com/OMED or scan the QR code – login details are located in the shaded bar below.
Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/OMED
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Special Meeting Proxy Card
1234 5678 9012 345
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals – The Board of Directors recommend a vote FOR Proposals 1 – 3.
1. To approve and adopt the Agreement and Plan of Reorganization, dated as of December 5, 2018, referred to as the merger agreement, by and among OncoMed Pharmaceuticals, Inc., referred to as OncoMed, Mereo BioPharma Group plc, referred to as Mereo, Mereo US Holdings Inc. and Mereo MergerCo One Inc.;
2. To approve, on a non-binding, advisory basis, the compensation payments that will or may be paid by OncoMed or Mereo to OncoMed’s named executive officers and that are based on or otherwise related to the merger and the agreements and understandings pursuant to which such compensation may be paid or become payable, referred to as the transaction-related named executive compensation; and
3. To approve the adjournment of the OncoMed special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve and adopt the merger agreement.
NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.
B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.
Note: Please make sure that you complete, sign and date your proxy card. Please sign exactly as your names(s) appear(s) on the account. When signing as a fiduciary, please give your full title as such. Each joint owner should sign personally. Corporate proxies should be signed in full corporate name by an authorized officer.
Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box.
C 1234567890 J N T
1UPX 403875 For Against Abstain For Against Abstain
MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
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PRELIMINARY COPY OncoMed Pharmaceuticals, Inc. Special Meeting Admission Ticket
Special Meeting of OncoMed Pharmaceuticals, Inc. Stockholders
[●], 2019, [●] local time 800 Chesapeake Drive Redwood City, California 94063
Upon arrival, please present this admission ticket and photo identification at the registration desk.
Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The material is available at: www.envisionreports.com/OMED
Small steps make an impact.
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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
OncoMed Pharmaceuticals, Inc.
Notice of Special Meeting of Stockholders
Proxy Solicited by Board of Directors for Special Meeting – [●], 2019
John A. Lewicki and Alan C. Mendelson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of OncoMed Pharmaceuticals, Inc. to be held on [●], 2019 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. Shares for which an executed proxy is received, but no instruction is given, will be voted by the proxies FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side)
C Non-Voting Items
Change of Address – Please print new address below. Comments – Please print your comments below.